EXHIBIT 99.1

AUTOBYTEL INC. REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS

Positive Cash Flow, Narrowing Net Loss

IRVINE, CA—October 24, 2002—Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced third quarter 2002 financial results.

Highlights for the quarter:

•	Generates $3.1 Million in Cash, Finishes Quarter with $26.5 million
•	Narrows Pro Forma Net Loss to $0.2 Million
•	Pro Forma EBITDA at $0.6 Million, or $0.02 per Share, Fourth Consecutive Positive Quarter
•	Launches Pilot Program with Major OEM, Adds Over 11,000 Enterprise Dealer Relationships
•	Dealer Sales Closing Rates Up 35% Since Beginning of Year

“We are pleased to report our first quarter of positive cash flow,” said Jeffrey Schwartz, President and CEO of Autobytel Inc. “Generating $3.1 million in the third quarter of 2002 is a milestone achievement in the seven-year history of Autobytel. It’s a sure sign that improving operations are resulting in improved financial performance.”

Autobytel’s cash balance as of September 30, 2002 was $26.5 million. During the third quarter, the Company generated $3.1 million in cash.

On a Generally Accepted Accounting Principles (GAAP) basis, revenue for the third quarter ended September 30, 2002, totaled $19.3 million, an increase of 6% compared to revenue of $18.2 million for the quarter ended September 30, 2001. It decreased 7% from $20.8 million reported for the second quarter ended June 30, 2002. Revenue for the third quarter of 2001 excludes Autoweb results prior to the acquisition on August 14, 2001.

Pro forma earnings before interest, taxes, depreciation, amortization and non-recurring charges (pro forma EBITDA) for the third quarter of 2002 were $0.6 million, or $0.02 per share. This compares to pro forma EBITDA of $(1.9) million, or $(0.07) per share, for the third quarter ended September 30, 2001. Pro forma EBITDA was $0.4 million, or $0.01 per share, for the second quarter ended June 30, 2002.

On a GAAP basis, the Company reported a net loss for the third quarter ended September 30, 2002 of $2.1 million or $(0.07) per share. This compares to a net loss for the quarter ended September 30, 2001 of $3.2 million or $(0.13) per share, and a net loss for the second quarter ended June 30, 2002 of $0.6 million or $(0.02) per share.

Pro forma net loss before a non-recurring charge (pro forma net loss)was $0.2 million or $(0.01) per share. The non-recurring charge was $1.9 million for obsolete international software.

“Narrowing our net loss to $200,000 puts us on track for breakeven in the fourth quarter,” said Jeffrey Schwartz.

Highlights for the Third Quarter

Revenues: Autobytel reported third quarter revenues of $19.3 million, of which $14.0 million was related to Program Fees, $2.3 million was related to Enterprise Sales, $2.0 million was related to Advertising, and $1.0 million was related to Other Products and Services.

Pro Forma Operating Expenses: Total pro forma operating expenses in the third quarter were $18.7 million. Sales and marketing expenses totaled $11.6 million, including customer acquisition costs. Product development and technology costs totaled $4.9 million. General and administrative costs totaled $2.2 million.

Non-recurring Charge: The company took a non-recurring charge of $1.9 million for previously capitalized software that was originally intended to be used for global website development.

Unique Visitor Count: Autobytel’s four web site properties, Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, received unique average monthly site visitors in excess of 4.1 million in the third quarter of 2002 according to Nielsen Net Ratings. This was a significant increase over the 3.6 million average monthly visitors in the second quarter of 2002 and represented the highest rate of average monthly site visitors.

Purchase Requests: The Company delivered approximately 800,000 Purchase Requests during the third quarter of 2002. Revenue per Purchase Request increased sequentially 14%, from $17.92 in the second quarter to $20.38 in the third quarter.

Dealer Count: The Company reported approximately 20,600 dealer relationships in the third quarter, 5,600 of which were program dealer relationships. Average monthly dealer fees were approximately $800. The Company’s remaining 15,000 dealer relationships were accounted for under its enterprise sales category. In this category, the Company reported adding a pilot program with a major OEM during the third quarter of 2002 representing over 11,000 enterprise dealer relationships. The program is renewable in one-month increments.

Headcount: As of September 30, 2002, the Company had 227 employees, essentially the same as in the second quarter of 2002.

Quality Initiatives: Autobytel furthered its commitment to unmatched product quality by launching three new programs during the quarter. The Company’s proprietary Quality

Verification SystemSM is designed to ensure that dealers receive Purchase Requests only from serious car buyers. The Dealer Management Report program provides dealers with direct customer feedback to help them improve their sales closing ratios. The Dealer Opportunity Report tracks and ranks each dealer relationship to optimize each customer contact made by the Company’s sales force. As a result of these recent initiatives, dealer closing ratios are already showing a marked improvement. “With our close rates up 35% since the beginning of this year, we have dramatically reduced the average cost for dealers of selling cars with Autobytel, which now stands around $120 per sale. This progress has had a positive impact on every aspect of our business,” said Jeffrey Schwartz.

Pro Forma Results

The pro forma operating results for the third quarter of 2002 exclude the following items on the Company’s Consolidated Statements of Operations:

•	Restructuring and other charges and benefits
•	Depreciation, amortization and stock-based compensation

A reconciliation of GAAP to pro forma is included in the attached Consolidated Statements of Operations.

Business Outlook

The Company expects to report revenues of $80 million for the full fiscal year 2002, with pro forma EBITDA of $0.07 per share, and expects to be cash neutral to cash positive for the fourth quarter of 2002.

Conference Call

In conjunction with Autobytel Inc.’s third quarter 2002 earnings release, there will be a conference call broadcast live over the Internet today, October 24, 2002, at 4:30 PM EDT. Links to the web cast conference call follow:

http://www.irconnect.com/abtl/pages/conference.mhtml

The Webcast will be archived within 24 hours of the end of the call until the next quarter’s earnings announcement. To listen to the archived Webcast go to:

http://www.irconnect.com/abtl/pages/conference.mhtml

About Autobytel Inc.
Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing and CRM (customer relationship management) programs. Autobytel Inc. owns and operates the popular websites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive

Information Center), a leading provider of automotive marketing data and technology. Autobytel Inc. generated an estimated four percent of all domestic new vehicle sales—$17 billion in car sales in 2001—for dealers through its services. Autobytel Inc. is the largest syndicated car-buying content network, reaching millions of unique visitorsas they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 90 percent of total web traffic*.

*Jupiter Media Metrix October 2001 Digital Media Audience Report (Autobytel Inc. sites is the unduplicated audience of the Autobytel and Autoweb properties and Carsmart.com. The car-buying and ownership category as defined by Autobytel. Autobytel Inc. provides content to Yahoo! Inc., AOL websites, MSN.com and Lycos.com. The unduplicated audience of these four sites accounts for over 90 percent of total traffic.)

FORWARD-LOOKING STATEMENT DISCLAIMER
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of recent or future terrorist attacks, increased dealer attrition, pressure on program fees, increased or unexpected competition, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2001, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:
Investor Relations
Sean Collins, Coffin Communications Group, 818.789.0100, ext. 202
(Sean.Collins@CoffinCG.com)

Media Relations
Melanie Webber, Vice President, Corporate Communications, Autobytel Inc., 949.862.3023
(melaniew@autobytel.com)

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Autobytel Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

ASSETS
	September 30, 2002	December 31, 2001
	(unaudited)
Current assets:
Domestic cash and cash equivalents	$26,480	$30,006
International cash and cash equivalents	—	28,784
Restricted cash	28	3,047
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,253 and $7,109, respectively	7,998	8,519
Prepaid expenses and other current assets	3,086	4,419

Total current assets	37,592	74,775
Property and equipment, net	2,283	2,889
Capitalized software, net	2,467	4,319
Investment in unconsolidated subsidiary	4,684	—
Goodwill, net	8,367	8,644
Other assets	96	154

Total assets	$55,489	$90,781

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,651	$9,108
Accrued expenses	4,425	9,005
Deferred revenues	3,807	4,708
Customer deposits	83	92
Other current liabilities	255	300

Total current liabilities	13,221	23,213
Long-term liabilities	319	—

Total liabilities	13,540	23,213

Minority interest	—	7,173

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 31,191,678 and 30,969,377 shares issued and outstanding, respectively	31	31
Additional paid-in capital	203,613	203,280
Accumulated other comprehensive loss	(41)	(2,438)
Accumulated deficit	(161,654)	(140,478)

Total stockholders’ equity	41,949	60,395

Total liabilities and stockholders’ equity	$55,489	$90,781

Note:
Balances	as of September 30, 2002 exclude consolidation of Autobytel.Europe.

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Autobytel Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

(unaudited)

	Third Quarter Ended September 30, 2002 (a)				Third Quarter Ended September 30, 2001 (a)
	GAAP	Pro Forma Adjustments		Pro Forma(b)	GAAP	Pro Forma Adjustments		Pro Forma(b)
Revenues:
Program fees	$14,022	$—		$14,022	$13,162	$—		$13,162
Enterprise sales	2,253	—		2,253	1,843	—		1,843
Advertising	2,025	—		2,025	1,313	—		1,313
Other products and services	981	—		981	1,864	—		1,864

Total revenues	19,281	—		19,281	18,182	—		18,182

Operating expenses:
Sales and marketing	11,628	(35	) (c)	11,593	11,968	(40	) (c)	11,928
Product and technology development	5,733	(793	) (c)	4,940	5,567	(622	) (c)	4,945
General and administrative	2,206	(41	) (c)	2,165	3,345	(124	) (c)	3,221
Domestic restructuring and other charges	1,858	(1,858	) (d)	—	1,254	(1,254	) (e)	—

Total operating expenses	21,425	(2,727)		18,698	22,134	(2,040)		20,094

Loss from operations	(2,144)				(3,952)
Pro forma EBITDA (b)		2,727		583		2,040		(1,912)
Interest income, net	96	—		96	717	—		717
Foreign currency exchange gain (loss)	10	—		10	(33)	—		(33)
Equity loss in unconsolidated subsidiaries	(64)	—		(64)	—	—		—

Income (loss) before minority interest and income taxes	(2,102)	2,727		625	(3,268)	2,040		(1,228)
Minority interest	—	—		—	31	—		31

Income (loss) before income taxes	(2,102)	2,727		625	(3,237)	2,040		(1,197)
Provision for income taxes	—	—		—	1	—		1
Depreciation, amortization and stock compensation expense		869	(c)	869		786	(c)	786

Pro forma net loss before non-recurring charges		$1,858		$(244)		$1,254		$(1,984)

Net loss	$(2,102)				$(3,238)

Loss from operations/Pro forma EBITDA per share:
Basic	$(0.07)			$0.02	$(0.15)			$(0.07)
Net loss/Pro forma net loss before non-recurring charges per share:
Basic	$(0.07)			$(0.01)	$(0.13)			$(0.08)
Shares used in computing income (loss) per share:
Basic	31,170,164			31,170,164	25,795,700			25,795,700

Notes:
(a)	Results include Autoweb from the date of acquisition on August 14, 2001.
(b)	The Pro Forma Consolidated Statements of Operations are not presentations in accordance with GAAP (Generally Accepted Accounting Principles) as they exclude the effects of notes (c) through (e).
(c)
Adjustments for depreciation and amortization expense of $869 in the third quarter of 2002 and depreciation, amortization and stock compensation expense of $786 in the third quarter of 2001. No stock compensation expense was incurred in the third quarter of 2002.

(d)	Adjustment for the write-off of previously capitalized software related to the development of global baseline technology.
(e)	Adjustment for restructuring charges related to the integration of Autoweb into Autobytel as a result of the acquisition of Autoweb on August 14, 2001.

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Autobytel Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

(unaudited)

	Nine Months Ended September 30, 2002 (a)				Nine Months Ended September 30, 2001 (a)
	GAAP	Pro Forma Adjustments		Pro Forma(b)	GAAP	Pro Forma Adjustments		Pro Forma(b)
Revenues:
Program fees	$44,875	$—		$44,875	$37,537	$—		$37,537
Enterprise sales	6,980	—		6,980	4,843	—		4,843
Advertising	5,421	—		5,421	2,031	—		2,031
Other products and services	3,569	—		3,569	6,152	—		6,152

Total revenues	60,845	—		60,845	50,563	—		50,563

Operating expenses:
Sales and marketing	37,124	(103	) (c)	37,021	38,147	(158)	(c)	37,989
Product and technology development	17,209	(2,496	) (c)	14,713	14,169	(1,083)	(c)	13,086
General and administrative	7,667	(140	) (c)	7,527	10,965	(1,172)	(c)	9,793
Goodwill impairment	—	—		—	21,614	(21,614)	(d)	—
Autobytel.Europe restructuring, impairment and other international charges	15,015	(15,015	) (e)	—	11,202	(11,202)	(f)	—
Domestic restructuring and other charges	1,800	(1,800	) (g)	—	3,115	(3,115)	(h)	—

Total operating expenses	78,815	(19,554)		59,261	99,212	(38,344)		60,868

Loss from operations	(17,970)				(48,649)
Pro forma EBITDA (b)		19,554		1,584		38,344		(10,305)

Loss on sale of investment in Autobytel.Europe	(4,168)	4,168	(i)	—	—	—		—
Interest income, net	600	—		600	2,790	—		2,790
Foreign currency exchange gain (loss)	(2)	—		(2)	425	—		425
Equity loss in unconsolidated subsidiaries	(496)	—		(496)	(500)	—		(500)

Income (loss) before minority interest and income taxes	(22,036)	23,722		1,686	(45,934)	38,344		(7,590)
Minority interest	866	—		866	2,008	—		2,008

Income (loss) before income taxes	(21,170)	23,722		2,552	(43,926)	38,344		(5,582)
Provision for income taxes	6	—		6	29	—		29
Depreciation, amortization and stock compensation expense		2,739	(c)	2,739		2,413	(c)	2,413

Pro forma net loss before non-recurring charges		$20,983		$(193)		$35,931		$(8,024)

Net loss	$(21,176)				$(43,955)

Loss from operations/Pro forma EBITDA per share:
Basic	$(0.58)			$0.05	$(2.19)			$(0.46)

Net loss/Pro forma net loss before non-recurring charges per share:
Basic	$(0.68)			$(0.01)	$(1.98)			$(0.36)

Shares used in computing income (loss) per share:
Basic	31,125,944			31,125,944	22,191,514			22,191,514

Notes:
(a)	Results include Autoweb from the date of acquisition on August 14, 2001.
(b)	The Pro forma Consolidated Statements of Operations are not presentations in accordance with GAAP (Generally Accepted Accounting Principles) as they exclude the effects of notes (c) through (i).
(c)	Adjustments for depreciation, amortization and stock compensation expenses of $2,739 and $2,413 in the nine months ended 2002 and 2001, respectively.
(d)	Adjustment for impairment of goodwill related to our acquisition of A.I.N. Corporation.
(e)	Adjustment for the change in Autobytel.Europe’s capital structure and impairment of our investment in Autobytel.Europe.
(f)	Adjustment for the restructuring of Autobytel.Europe, the write-off of obsolete international software and the write-off of investments in European joint ventures.
(g)
Adjustment for the write-off of previously capitalized software related to the development of global baseline technology, charges related to our reduction in workforce, excess facilities and costs related to an abandoned transaction net of benefits related to arbitration recovery and the reduction of legal fees and negotiated settlements.

(h)
Adjustment for the restructuring of our automotive operations group, contract termination costs related to online advertising and our aftermarket program, as well as the write-off of previously capitalized software related to our aftermarket program and restructuring charges related to the integration of Autoweb into Autobytel as a result of the acquisition of Autoweb on August 14, 2001.

(i)	Adjustment for loss recognized on reduction of ownership in Autobytel.Europe from 76.5% to 49%.

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Autobytel Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Cash flows from operating activities:
Net loss	$(2,102)	$(3,238)	$(21,176)	$(43,955)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash charges:
Depreciation and amortization	870	725	2,719	2,228
Provision for bad debt and customer credits	2,249	2,067	6,610	5,992
Loss on disposal of property and equipment	61	19	50	290
Compensation expense recorded for fair market value of stock options in excess of exercise price	—	61	20	185
Autobytel.Europe restructuring and impairment	—	—	15,015	—
Loss on recapitalization of Autobytel.Europe	—	—	4,168	—
Equity losses in unconsolidated subsidiaries	63	—	495	500
Minority interest	—	(31)	(866)	(2,008)
Impairment of goodwill	—	—	—	21,614
Write-down of capitalized software costs	1,858	—	1,858	3,455
Write-off of investments in foreign entities	—	—	—	2,142
Write-down of property and equipment	—	—	—	242
Contract termination costs	—	(697)	—	—
Changes in assets and liabilities:
Accounts receivable	9	(308)	(5,861)	(4,135)
Prepaid expenses and other current assets	949	2,570	1,317	3,082
Other assets	—	—	58	2
Accounts payable	(22)	110	(4,419)	880
Accrued expenses	189	(1,907)	(3,576)	(3,664)
Restructuring liabilities	(47)	(2,147)	(228)	2,723
Deferred revenues	(604)	279	(901)	(678)
Customer deposits	(3)	(51)	(9)	(49)
Other current liabilities	(83)	53	12	(138)
Long-term restructuring and other liabilities	(47)	(435)	319	(482)

Net cash provided by (used in) operating activities	3,340	(2,930)	(4,395)	(11,774)

Cash flows from investing activities:
Deconsolidation of Autobytel.Europe	—	—	(28,163)	—
Acquisition of business, net of cash acquired	—	5,697	—	5,697
Investment in foreign entities	—	—	—	(413)
Investment in unconsolidated subsidiary	—	—	(400)	—
Notes receivable from foreign entity	—	—	—	(88)
Repayment of notes receivable from foreign entity	—	—	—	292
Purchases of property and equipment	(192)	(1,616)	(915)	(1,985)
Proceeds from sale of property and equipment	3	—	156	—
Capitalized software costs	(83)	(728)	(1,412)	(4,493)

Net cash provided by (used in) investing activities	(272)	3,353	(30,734)	(990)

Cash flows from financing activities:
Net proceeds from sale of common stock	95	66	313	123
Net proceeds from sale of subsidiary company stock	—	—	—	2,000

Net cash provided by financing activities	95	66	313	2,123

Effect of exchange rates on cash	(25)	1,743	(513)	(1,721)

Net increase (decrease) in cash and cash equivalents	3,138	2,232	(35,329)	(12,362)
Cash and cash equivalents, beginning of period	23,370	67,351	61,837	81,945

Cash and cash equivalents, end of period	$26,508	$69,583	$26,508	$69,583

Supplemental disclosure of cash flow information:
Cash paid (refunded) during the period for income taxes	$—	$(25)	$6	$1

Cash paid during the period for interest	$1	$2	$1	$4

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